EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to billserv.com, Inc. Employee Stock Purchase Plan, of our report dated January 27, 2000, appearing in Annual Report Pursuant to Section 13 or 15(d) at the Securities Exchange Act of 1934, file No. 000-30152 (Form 10-K) filed with the Securities and Exchange Commission on February 11, 2000.


/s/ ERNST & YOUNG LLP
    ERNST & YOUNG LLP

San Antonio, Texas

February 14, 2000

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